Contacts:	Ben Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE TO PURCHASE 17.7 MILLION
OF COMMON SHARES

January 19, 2007 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) announced today that it has agreed to purchase approximately 17.7 million of its common shares for $600 million in cash through a privately negotiated transaction. The shares are to be purchased from Fortress Investment Funds (“Fortress”), Greenhill Capital Partners, LLC and affiliated funds and funds affiliated with Abrams Capital, LLC (collectively, the “Stockholders”). The Stockholders’ sale of these shares to Crown Castle is in lieu of the Stockholders’ right to require Crown Castle to do a marketed secondary offering within 90 days after the merger of Global Signal Inc. with and into a wholly owned subsidiary of Crown Castle (“Merger”) pursuant to the Stockholders Agreement signed in connection with the Merger. The Stockholders will retain their registration and other rights under the Stockholders Agreement with regards to the remaining Crown Castle shares they received in the Merger. The price of the shares to be purchased was based on a 1% discount to the trailing five day average of the closing price of Crown Castle shares as of January 18, 2007.

“This sale is consistent with the current objectives of the private investment funds that hold these shares and, as such, we have no immediate plans to further reduce our ownership in Crown Castle,” stated Wesley R. Edens, Chairman of Fortress Investment Funds. “I believe Crown Castle is uniquely positioned to support the growth of the wireless industry as carriers continue to improve network quality, coverage and capacity. I am very excited about joining the Crown Castle board as we work to deliver long-term value for our shareholders.”

Crown Castle intends to fund the purchase of the shares with the proceeds of term loans to be borrowed by its wholly owned subsidiary Crown Castle Operating Company under its credit facility. Crown Castle anticipates it will incur $45 million to $47 million of interest expense in addition to the 2007 Outlook for interest expense provided on January 11, 2007.

“We believe the purchase of these shares is consistent with our objective of maximizing long-term recurring cash flow per share,” stated John P. Kelly, CEO of Crown Castle. “As evidenced by our most recently completed credit facility and this significant share purchase, we are focused on maintaining an appropriate level of debt leverage and making investments that we believe will help us achieve our long-term goal of growing recurring cash flow per share by 20% to 25% per year.”

Pro forma for the purchase described above, Crown Castle has approximately 282.5 million shares of common stock outstanding.

2007 OUTLOOK

The following Outlook tables are based on current expectations and assumptions adjusted to include the borrowing of approximately $600 million. The Outlook tables include the expected results of the Merger from January 12, 2007 to December 31, 2007 and assume a US dollar to Australian dollar exchange rate of 0.75 US dollars to 1.00 Australian dollars. If the Merger had closed on or before January 1, 2007, Crown Castle would have expected Adjusted EBITDA to be approximately $10 million higher than the Outlook tables provided below.
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.
The following tables set forth Crown Castle’s current Outlook for full year 2007:
(in millions, except per share amounts)	Full Year 2007
Site rental revenue	$1,265 to $1,280
Site rental cost of operations	$440 to $450
Site rental gross margin	$820 to $830
Adjusted EBITDA	$735 to $750
Interest expense and amortization of deferred financing costs (inclusive of approximately $23 million from non-cash expense)	$348 to $353
Sustaining capital expenditures	$21 to $25
Recurring cash flow	$364 to $374
Net loss after deduction of dividends on preferred stock	$(230) to $(124)
Net loss per share*	$(0.81) to $(0.44)

* Based on the sum of shares outstanding as of December 31, 2006 plus the shares issued in the Merger less the purchase of 17.7 million shares.

Crown Castle engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 91 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and over 1,300 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit http://www.crowncastle.com.

Non-GAAP Financial Measures
This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus cumulative effect of change in accounting principle, income (loss) from discontinued operations, minority interests, benefit (provision) for income taxes, interest expense and amortization of deferred financing costs, losses on purchases and redemptions of debt, interest and other income (expense), depreciation, amortization and accretion, stock-based compensation charges, asset write-down charges, integration costs and restructuring charges (credits). Adjusted EBITDA is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with Generally Accepted Accounting Principles (GAAP)).

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP).

Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

Adjusted EBITDA and recurring cash flow for the year ending December 31, 2007 is forecasted as follows:
(in millions)	Full Year 2007 Outlook
Net income (loss)	$(210)	to	$(104)
Income (loss) from discontinued operations	-	to	-
Minority interests	-	to	$(2)
Benefit (provision) for income taxes	$(20)	to	$(45)
Interest expense and amortization of deferred financing costs	$348	to	$353
Losses on purchases and redemptions of debt	-	to	-
Interest and other income (expense)	$2	to	$5
Depreciation, amortization and accretion	$510	to	$550
Stock-based compensation charges, exclusive of amounts included
in integration costs and restructuring charges (credits)	$12	to	$14
Asset write-down charges	$5	to	$10
Integration costs, inclusive of stock-based compensation charges	$24	to	$33
Restructuring charges (credits), inclusive of stock-based compensation
charge	-		-
Adjusted EBITDA	$735	to	$750
Less: Interest expense and amortization of deferred financing costs
(inclusive of approximately $23 million from non-cash expense)	$348	to	$353
Less: Sustaining capital expenditures	$21	to	$25
Recurring cash flow	$364	to	$374

Other Calculations:
Site rental gross margin for the year ending December 31, 2007 is forecasted as follows:
(in millions)	Full Year 2007 Outlook
Site rental revenue	$1,265	to	$1,280
Less: Site rental cost of operations	$440	to	$450
Site rental gross margin	$820	to	$830

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) the purchase of the shares from the Stockholders, including the financing thereof and the benefits to be derived from such purchase, (ii) growth of the wireless industry, (iii) currency exchange rates, (iv) site rental revenue, (v) site rental cost of operations, (vi) site rental gross margin, (vii) Adjusted EBITDA, (viii) interest expense, (ix) sustaining capital expenditures, (x) recurring cash flow and (xi) net loss (including net loss per share). Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect the results of Crown Castle is included in Crown Castle’s filings with the Securities and Exchange Commission.